UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 31, 2008

ROYALITE PETROLEUM COMPANY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-26729	88-0427619
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2580 Anthem Village Drive, Suite 112
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(360) 201-0400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreement with May Petroleum, Inc.

On April 2, 2008, Royal Petroleum Company Inc. (the "Company") entered into an Agreement with May Petroleum, Inc., a Texas company ("May"), to acquire May's interest in an oil and gas prospect (the "Prospect") in Matagorda County, Texas (the "Agreement").

May has developed an oil and gas prospect in Matagorda County, Texas (the "Prospect"), including obtaining an assignment of a Purchase and Sale Agreement (the "Purchase and Sale Agreement") to acquire a 70% net revenue interest in a lease covering approximately 1,500 acres (the "Airport Lease") and obtaining and reviewing significant geophysical, geological, title and engineering data (the "Data") on the Airport Lease and an area of mutual interest (the "Area of Mutual Interest") covering 30 square miles surrounding the Airport Lease.

Under the terms of the Agreement, May transferred and assigned to the Company all its right, title and interest in the Prospect, the Purchase and Sale Agreement and the Data in consideration of the following:

1.	the issuance to May of 50,000,000 shares (the "Shares") of the Company's common stock within five (5) business days of the date of the Agreement; and

2.	the reimbursement to May within thirty (30) days of the date of the Agreement of the $100,000 deposit paid by May under the Purchase and Sale Agreement.

The Agreement also contemplates that any other property interest acquired in the Area of Mutual Interest shall become part of the Prospect and subject to the Agreement.

The Company will be responsible for making all payments and completing all acts required under the Purchase and Sale Agreement or any other agreements in respect of properties comprising the Prospect. Under the terms of the Purchase and Sale Agreement, the Company will be required to pay an additional $900,000 as follows:

(a)	$400,000 by April 21, 2008; and
(b)	$500,000 by July 13, 2008.

Under the terms of the Airport Lease, the Company will be required to commence drilling operations on or before August 1, 2008; in addition, the Company will be obligated to pay an operation bonus payment of $150,000 to the landowner.

May is a company controlled by Norris R. Harris, the Company's Chairman, Chief Executive Officer and Director. Although the Agreement was entered into on April 2, 2008, its principal terms were negotiated with Mr. Harris prior to him becoming a director or officer on the Company on March 31, 2008.

A copy of the Agreement is attached as an exhibit and incorporated herein by reference to this Current Report on Form 8-K.

In order to maintain the Prospect, the Company will be required to obtain substantial financing. Although, the Company has arranged for a private placement offering of its common stock as disclosed under Item 7.01 below, there are no assurances that the private placement offering will be completed or that the Company will be able to arrange sufficient financing to enable it to make the required payments required under the Purchase and Sale Agreement or any other agreements in respect of properties comprising the Prospect.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The entry into the Agreement with May Petroleum, Inc. as described under Item 1.01 above contemplates an acquisition of a significant amount of assets, otherwise than in the ordinary course of business. The full details of the transaction are described in Item 1.01 above.

Norris R. Harris, the Company's newly appointed Chairman, Chief Executive Officer and Director, is a controlling shareholder of May Petroleum, Inc. The consideration for the acquisition of the assets was determined by arms-length negotiation before Mr. Harris has been appointed a director or officer of the Company.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On April 2, 2008, the Company issued 50,000,000 shares of its common stock pursuant to the Agreement dated effective April 2, 2008 between the Company and May Petroleum, Inc., as described under Item 1.01 above. The Company also issued 500,000 shares to each of Greg Barnes and Catherine Morgan as a finders fee in connection with the acquisition of the Prospect from May Petroleum, Inc.

The shares have been issued in accordance with an exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Securities Act") based on their representations and warranties that they are "accredited investors" as defined in Rule 501 of Regulation D of the Securities Act.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

The issuance on April 2, 2008 of 50,000,000 shares of the Company's common stock to May Petroleum, Inc. pursuant to the terms of the Agreement as described under Item 1.01 above has resulted in a change in control of the Company.

As a result of the issuance of the shares, May Petroleum, Inc. now holds 56.68% of the Company's issued and outstanding common stock. Norris R. Harris, the Company's newly appointed Chairman, Chief Executive Officer and Director, is a controlling shareholder of May Petroleum, Inc. and accordingly, indirectly holds 56.68% of the Company's issued and outstanding common stock.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of New Director and Officer

Effective March 31, 2008, the Company appointed a new director and officer as set out below:

Name of Director/Officer	Age	Position
Norris R. Harris	74	Chief Executive Officer, Chairman and Director

Mr. Harris has considerable experience over the past 50 years in oil and gas exploration, founding and restructuring of oil and gas companies and in oil and gas drilling and operations. Mr. Harris has been a member of the AAPG (American Association of Petroleum Geologists) since October 20, 1980 and is an Emeritus Member of the Society Exploration Geophysicists. Mr. Harris has an extensive base of contacts in the oil and gas industry and the Company believes his appointment will provide the expertise required for the Company to properly evaluate and exploit its existing oil and gas properties and to seek other opportunities in the oil and gas industry.

Over the past five years, Mr. Harris's business experience is as follows:

  From January 1, 2003 to present, Mr. Harris owned and operated Gulfport Oil And Gas, Inc.;
  From January 1, 2006 to present, he owned and operated Range Resources;
  From January 1, 2007 to present, he owned and operated May Petroleum, Inc.; and
  Since 1988 he has drilled wells for his own account in Alabama and Texas.

Mr. Harris has also acted as an officer or director of Texas Arkansas Petroleum Company, Centex Oil & Gas Inc., and Basin Exploration Corporation, all of which corporations were engaged in oil and gas exploration. He also has considerable international oil and gas exploration experience as a geophysicist with Mobil Oil Corporation where he worked in Turkey, Austria, Holland, England (North Sea) and Nigeria.

Our directors are appointed for one year terms to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our by-laws. Our officers are appointed by our Board of Directors and hold office until removed by our Board of Directors.

Compensatory Arrangement with Harris

On April 2, 2008, the Company entered into a management agreement with Mr. Harris. Pursuant to the terms of the agreement, Mr. Harris is to be paid a management fee of $10,000 per month based on Mr. Harris committing 90 hours per month on the Company's business development in consideration for acting as the Company's Chairman and Chief Executive Officer and providing management services to the Company. The term of the agreement is for a period of two years expiring at the close of business on March 31, 2010, unless otherwise terminated pursuant to the terms of the agreement or extended by the Board.

A copy of the above referenced management agreement is attached as an exhibit and incorporated herein by reference to this Current Report on Form 8-K.

ITEM 7.01	REGULATION FD DISCLOSURE.

Private Placement Financing

The Company also announces that its Board of Directors has approved a private placement of up to 8,000,000 shares of its common stock at a price of $0.25 per share for aggregate gross proceeds of $2,000,000 (the "Offering"). The purchase price represents a discount of approximately 8% from the average closing price of the Company's common stock for the last ten trading days. The proceeds of the Offering will be used to fund the Company's business and for working capital purposes. The Offering is intended to be made to accredited investors pursuant to Rule 506 of Regulation D promulgated under the Securities Act. There is no assurance that the Offering will be completed on the above terms or at all.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company's securities in the United States. The securities have not been registered under the Securities Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit
Number	Description of Exhibit
10.1	Agreement dated effective April 2, 2008 between the Company and May Petroleum, Inc.
10.2	Management Agreement dated April 2, 2008 between the Company and Norris R. Harris.
99.1	Press Release dated March 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALITE PETROLEUM COMPANY INC.

Date: April 4, 2008
	By:	/s/ Logan B. Anderson
__________________________________
LOGAN B. ANDERSON
Chief Financial Officer